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                                                                   Exhibit 23.03

                   CONSENT OF BROWN, RUDNICK, FREED & GESMER

     We hereby consent to the reference to our firm wherever it appears in this S-3 Registration Statement with respect to 1,600,000 shares of Common Stock of Lernout & Hauspie Speech Products N.V., including the Prospectus constituting a part hereof and any amendments hereto.

                             BROWN, RUDNICK, FREED & GESMER

                             By: Brown, Rudnick, Freed & Gesmer, P.C., a member


                             By: /s/ Jayne M. Donegan
                                 -----------------------------------------------
                                 Jayne M. Donegan,      a member duly authorized
August 25, 2000